UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934.

DATE OF REPORT:  DECEMBER 30, 2009  (Date of earliest event reported)

ACCREDITED BUSINESS CONSOLIDATORS CORP.
(Exact name of registrant as specified in its charter)

PA                                                     0-27182                  25-1624305
    (State or other jurisdiction                          (Commission File         IRS Employer
           of incorporation)                                      Number)             Identification Number)

196 WEST ASHLAND STREET, DOYLESTOWN, PA 18901
(Address of principal executive offices)

267-864-7737
(Registrant's telephone number, including area code)

NOT APPLICABLE
(Former Name or Former Address, if changed since last report)

Item 1.01  Entry into a Material Definitive Agreement

In December 2009, Accredited Business Consolidators Corp., through its subsidiary Richwood Eco Ventures, Inc., received an initial purchase order for various wood and timber products FOB Madrid, Spain, from Eco-Recursos Forest, S.A., a company located in Andorra.  On December 30, 2009, Eco-Recursos provided payment to Richwood Eco Ventures, Inc., in the amount of 14,300 Euro.  After conversion and bank fees, Bank of America reports that the total amount received by Richwood was $19,491.86.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act
of 1934, the registrant has duly caused this report to be
signed on its behalf by the undersigned hereunto duly authorized.

Dated:   December 30, 2009

ACCREDITED BUSINESS CONSOLIDATORS CORP.

By: /s/ Joanna Chmielewska
Joanna Chmielewska, President

Twitter:  accreditedbiz

fax:  1-267-371-5168